RETURN IN ENCLOSED ENVELOPE

WAYNE BANCORP, INC.

Proxy for Annual Meeting

PROXY



Know all men by these presents that I, the undersigned
Shareholder of Wayne Bancorp, Inc.,

Wooster, Ohio, do hereby nominate, constitute and appoint Lucille S. Houser, Doyle W. McClaran and Wayne A. Zacour or any one of them (with full power to act alone), as my true and lawful attorney(s) with full power of substitution, for me and in my name, place and stead to vote all the Common Stock of said Corporation, standing in my name on its books on January 31, 1997 at the annual meeting of its Shareholders to be held at The Best Western Wooster Plaza at 243
East Liberty Street, Wooster, Ohio, on March 26, 1998 at 2:00 p.m., or any adjournments thereof with all the powers the undersigned would possess if, personally present, as follows:



1. Election of Directors

                            					                      WITHHOLD AUTHORITY
			                         FOR THE NOMINEE	          TO VOTE FOR NOMINEE

    Gwenn E. Bull

    David L. Christopher

    Dennis B. Donahue

    Jeffrey E. Smith



2. To ratify the engagement of Crowe, Chizek & Company as the Independent Auditor.

        				FOR  	       AGAINST           ABSTAIN



3.  To amend the Articles of Incorporation of Wayne Bancorp,
Inc. to increase the authorized shares to 12,000,000.

       				FOR  	       AGAINST           ABSTAIN



4. Whatever other business may be brought before the meeting or any adjournment thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Corporation or its Board of Directors at the meeting.



This Proxy confers authority to vote "FOR" each nominee and each proposition listed above unless "WITHHOLD," "AGAINST" or "ABSTAIN" is indicated. If any other business is presented at said meeting, this Proxy shall be voted in accordance with the recommendation of the Board of Directors.



The Board of Directors recommends a vote "FOR" each of the listed propositions.

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.


Number of shares owned:			Dated __________________________, 1998



						_____________________________________

						_____________________________________

								Signature of Shareholder(s)

When signing as attorney, executor, administrator, trustee or guardian, please give full title.

If more than one trustee, all should sign. ALL joint owners must sign.

                   NOTICE OF ANNUAL STOCKHOLDERS' MEETING
                        TO BE HELD MARCH 26, 1998


TO THE HOLDERS OF COMMON SHARES:

     Notice is hereby given that pursuant to the call of its Directors, the annual meeting of Wayne Bancorp, Inc. will be held at the Best Western Wooster Plaza 243 East Liberty Street, Wooster, Ohio on March 26, 1998 at 2:00 p.m., for the purpose of considering and voting upon the following matters as more fully described in the attached Proxy Statement dated February 26, 1998:



1. Election of Directors: To elect the four (4) directors listed in the attached Proxy Statement.

2. To ratify the engagement of Crowe, Chizek & Company as the independent auditors of the Company.

3.  To amend the Articles of Incorporation of Wayne Bancorp,
Inc. to increase the authorized shares to 12,000,000.

4. Taking action on any other matter which may be brought before said meeting or any adjournment thereof.

     Stockholders of record at the close of business on January
31, 1998 will be entitled to vote the number of shares held of record in their names on that date. The transfer books will not be closed. The date of this Notice is February 26, 1997.



								By Order of the Board of Directors,


								Jimmy D. Vaughn, Secretary


Important



All Stockholders are cordially invited to attend the meeting. Whether or not you plan to attend in person, you are urged to date and sign the enclosed Proxy and return it promptly in the envelope provided. This will assure your representation and a quorum for the transaction of business at the meeting. If you do attend the meeting in person, the Proxy will not be used if so requested by you
PROXY STATEMENT



February 26, 1998

GENERAL



     This statement is furnished in connection with the solicitation of proxies to be used at the Annual Stockholders' Meeting of Wayne Bancorp, Inc., an Ohio Corporation (the "Corporation") to be held on March 26, 1998 at 2:00 p.m. at the Best Western Wooster Plaza 243 East Liberty Street, Wooster, Ohio, or any adjournment thereof. A stockholder, without affecting any vote previously taken, may revoke his/her Proxy by giving notice to the Secretary of the Corporation (Jimmy D. Vaughn) in writing prior to 1:00 p.m., March 26, 1998; by a subsequently dated proxy; or by request for the return of the Proxy in person at the Annual Meeting. The presence at the meeting of the person appointing a Proxy, does not in and of itself revoke the appointment.



     This solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Corporation.

     The cost of preparing, assembling and mailing the Proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the Proxy material to the beneficial owners of shares held of record by such persons will be borne by the Corporation. The Corporation does not intend to solicit proxies otherwise than by use of mail, but certain officers and regular employees of the Corporation or its subsidiary, without additional compensation, may use their personal efforts by telephone or otherwise to obtain proxies. The Proxy material is being first mailed to stockholders on approximately February 26, 1998.

VOTING SECURITIES

     As of January 31, 1998, the number of shares of common stock (there being no other class of stock) outstanding and entitled to vote at the Annual Stockholders' Meeting is 3,921,210 including 80,540 shares held by the Wayne County National Bank Trust Department as sole trustee which will be voted in the election of Directors. Only those stockholders of record at the close of business on January 31, 1998 shall be entitled to vote. At that date, there were 1,223 stockholders of record including individuals and corporations. There were 1,467,729 shares authorized but unissued and 3,119 shares held in Treasury at that date. Each share of stock is entitled to one vote on all matters to be considered at the meeting.



     In regard to voting for Proposal 1, Election of Directors, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to the other proposals to be voted upon, stockholders may vote in favor of a proposal, against a proposal, or may abstain from voting. Stockholders should specify theirchoices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted for the election of the nominees and for each of the proposals presented. The four Directors receiving the greatest number of votes will be elected. The ratification of independent auditors will require the majority vote of the shares of Common Stock represented at the meeting.



	Proposal 3, Amendment to the Articles of Incorporation will require the approval of stockholders owning a majority of all outstanding shares, whether or not such shares are voted in support of the particular proposal.



PROPOSAL 1

ELECTION OF DIRECTORS

     The Code of Regulations of Wayne Bancorp, Inc. provides that the number of Directors of the Corporation shall be twelve (12) (divided into three classes) unless changed by a two-thirds majority vote of the "Continuing Directors" (as defined in the Corporation's Code of Regulations), however, in no event shall the number of Directors elected be increased by greater than two positions in any one year. The Board of Directors has set the number of Directors to be elected at this annual meeting at four, with the four Directors serving until the 2001 Annual Meeting of Stockholders.

     The following persons have been nominated for election to serve as indicated or until their successors have been elected and have qualified. It is the intention of the persons named in the Proxy to vote for the election of the following four nominees to the Class of Directors serving until the 2001 Annual Meeting of Stockholders.


Name of Director 	      Principal Occupation               Year First
                       for the Past Five Years	         Became Director    Age

Gwenn E. Bull		        Controller, Legend Micro, Inc.          1995         49
                       since 1997. 	Builders of custom
                       computers for mail order businesses.
                    			Certified Public Accountant, General
                       Manager	Croskey, Hostetler & Mapes,
                       CPA Firm, 1985- 1997.


David L. Christopher	  Chairman of the Board, President,       1987         57
                       and Chief Executive 	Officer,
                       Wayne Bancorp, Inc.; Chairman of
                       the Board,	President, and Chief
                       Executive Officer, Wayne County
                    			National Bank since 1990; President,
                       Wayne National	Corporation since 1987.

Dennis B. Donahue	     President and Chief Executive Officer,  1993         58
                       Will-Burt Company, Inc., since 1995,
                       President The Will-Burt	Company, Inc.,
                       since 1991; machine fabrication	and
                       assembly of multiline components and
                       equipment for various industries.


Jeffrey E. Smith	      President, COFSCO Manufacturing         1993         47
                       1977-1995;	oil and gas equipment
                       supplier. President, Smith	Management Inc.,
                       a personal holding company, since 1995


DIRECTORS CONTINUING IN OFFICE

     The persons named below are now serving as Directors of the Corporation for terms expiring at the Annual Meetings of Stockholders in 1999 and 2000.

            	             Principal Occupation         Year First(1)
Name of Director        for the Past Five Years       Became Director      Age

			Terms Expiring at the Annual Meeting in 1999

James O. Basford	      Retired Chairman, Buckeye            1990            66
                       Corrugated, Inc., since 1958;
                       corrugated container manufacturing;
                       Director United Telephone of
                       Ohio and Indiana.

John C. Johnston III   Partner, with the law firm of        1996 (2)        48
                       Critchfield, Critchfield, and
                       Johnston, since 1978.

David E. Taylor	       President, Taylor Agency, Inc.,      1992            46
                       since 1987;	independent insurance agency.

			Terms Expiring at the Annual Meeting in 2000

Bala Venkataraman	     President and Chief Executive        1995            53
                       Officer, Magni-Power	Company,
                       since 1990;  metal fabricating
                       and parts		manufacturer.

B. Diane Gordon        Vice President of Finance,           1996            49
                       Buckeye Corrugated, Inc., since
                       1990; corrugated container manufacturing.

Darcy B. Pajak	        President, F.J. Design since 1995;   1996            46
                       Vice President of Marketing, F.J.
                       Design 1993-1995;  specialty	manufacturer
                       of Wooster gift items.  Manager, Sears
                    			retail store, Wooster, Ohio 1988-1993.

Stephen L. Shapiro	    Chairman of the Board, Wooster       1996            52
                       Iron & Metal Company since 1995;
                       metal recycling company.  President
                       and	CEO, Metalics Recycling Co. since 1990.

    The business experience of each of the above-listed nominees and directors continuing in office during the past five years was that typical of a person engaged in the principal occupation listed. Unless otherwise indicated, each of the nominees has had the same position or another executive position with the same employer during the past five years.

       1 Year first became a Director indicates the year that such individual began serving as a Director of Wayne Bancorp, Inc., or if prior to the formation of Wayne Bancorp, Inc.,in 1986, Wayne County National Bank.

       2 Appointed to the Board of Directors on September 18,
1996 upon vote of the Board of	Directors as provided in the Code
of Regulations of the Corporation.


PROPOSAL 2



RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS



     The Audit Committee and Board of Directors of Wayne
Bancorp, Inc. and Wayne County
National Bank engaged Crowe, Chizek & Company to serve as the independent auditors for the Corporation and the Bank during 1997.

     It is the intention of the Audit Committee and Board of Directors of Wayne Bancorp, Inc. and Wayne County National Bank to engage Crowe, Chizek & Company as the independent auditors to audit the financial statements of the Corporation and the Bank for 1998 (subject to ratification by the stockholders of Wayne Bancorp, Inc.) The Audit Committee and the Board of Directors recommend that the stockholders vote "FOR" ratification of the employment of the independent auditors.



     Representatives of Crowe, Chizek & Company are expected to be present at the Annual
Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.



					PROPOSAL 3

PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES TO 12,000,000

     The Board of Directors has voted to recommend an amendment to the Articles of Incorporation to increase the number of authorized shares from 5,400,000 to 12,000,000. The form of the amendment 3 attached hereto as Exhibit A. As of January 31, 1998, the Corporation had outstanding 3,935,000 shares of the 5,400,000 and plans to issue as many as 1,023,727 in connection with the acquisition of Chippewa Valley Bancshares ("Chippewa"). The Board believes that the increase in authorized shares will grant it flexibility in utilizing authorized but unissued shares for general corporate purposes. These purposes could include certain shareholder enhancements such as the five percent stock dividend which was implemented in the fourth quarter of 1992, 1994 and 1996 or the stock split which was effective June 30, 1996. Such an amendment would also grant the Board authority for the issuance of shares in connection with the raising of additional capital or acquisition of an existing bank, bank holding company or other financial institution.
While the Corporation has no specific plans in regard to the issuance of additional shares concerning any sale of stock or acquisition except for the Chippewa transaction, having available authorized but unissued shares would allow the Board of Directors to act expeditiously in accomplishing any such goals should the Board deem it appropriate. The increase in the authorized shares will grant to the Board the ability to issue additional shares without further shareholder approval and would have the result of diluting the ownership percentage of current stockholders as the Corporation's Articles of Incorporation do not provide for preemptive rights.

     Holders of common shares are entitled to dividends when, as and if declared by the Company's Board of Directors out of funds legally available therefore. Exclusive voting rights are vested in holders of the common shares, each share being entitled to one vote. Holders of common shares do not have cumulative voting rights in electing directors.

     The Company is an Ohio chartered corporation and as an "issuing public corporation" under the laws of Ohio, is subject to the provisions of the Ohio Control Share Acquisition Statute. Pursuant to this statute, the purchase of certain levels of voting power of the Company can be made only with the authorization of at least a majority of the total voting power of the Company and a separate prior authorization of the holders of at least a majority of the voting power held by shareholders other than interested persons. This law has the effect of deterring certain potential acquisitions of the Company which might be beneficial to shareholders. Further, federal law requires approval of the Board of Governors of the Federal Reserve System before any person or company acquires control of a bank holding company such as the Company.



     In addition, the Company's Amended and Restated Articles of Incorporation ("Articles") provide certain procedures which must be followed before the Company may enter into a "Business Combination" with an "Interested Shareholder." Such transactions require the approval of 80% of the outstanding shares unless first approved by the majority of the Board of Directors not affiliated with the Interested Shareholder. The Articles also require the approval of 66 2/3 percent of the outstanding shares or the payment of a "fair price" (as defined in the Articles) for any shares unless approved by the unaffiliated Directors.

     The availability of the authorized and unissued common shares of the Company to be issued into friendly hands with the purpose of diluting a potential acquirer's ownership of the Company may also be determined to have and antitakeover effect. The Company also has a classified Board of Directors which divides the Board into three classes with each Director elected for a three year term every three years, and a supermajority removal provision for Directors. The Company's Articles and Code of Regulations currently contain no other provisions that were intended to be or could fairly be considered as antitakeover in nature or effect. The Board of Directors has no present intention to amend the Articles to add any antitakeover provisions, nor are the above described provisions the result of Management's knowledge of any effort to obtain control of the Company by any means.

     The affirmative vote of the holders of at least a majority of the outstanding stock of the Corporation is required to adopt Proposal 3. THE BOARD OF DIRECTORS UNANIMOUSLY APPROVES AND RECOMMENDS TO SHAREHOLDERS THE ADOPTION OF PROPOSAL 3 PROVIDING FOR THE INCREASE OF THE AUTHORIZED SHARES TO 12,000,000.

THE FOLLOWING TABLE IS A SUMMARY OF
COMMON STOCK OWNERSHIP OF SENIOR MANAGEMENT
AND THE BOARD OF DIRECTORS



					                             Amount and Nature of		      Percent of
Name of Beneficial Owner	         Beneficial Ownership		     Common Stock
                                                              Ownership(1)

James O. Basford			                  1,393 shares                 .04%
Gwenn E. Bull				                      755 shares			              .02%
David L. Christopher			             61,332 shares(2)             1.56%
Dennis B. Donahue  *			              1,447 shares		               .04%
B. Diane Gordon  *    	 		           1,055 shares(3)              .03%
John C. Johnston III			              1,363 shares(4)              .03%
Darcy B. Pajak  			                  1,003 shares			              .03%
Stephen L. Shapiro  *    	           2,005 shares(5)		            .05%
Jeffrey E. Smith   *			              4,568 shares(6)		            .12%
David E. Taylor   *	      	          2,558 shares		               .06%
Bala Venkataraman   *		              7,710 shares(7)   		         .07%
David P. Boyle			                    1,466 shares(8)  			         .04%
F. Bill Damron   *			                7,710 shares(9)  			         .20%
Stephen E. Kitchen	       		        10,318 shares(10) 			         .26%
Jimmy D. Vaughn			                   8,281 shares(11)             .21%

Directors and Executive Officers of
the Corporation/Bank as a Group	   114,137 shares(12)            2.91%


      (1) The calculation of percent of common stock ownership is
           based on total outstanding shares 		of 3,921,210 shares and
           calculated as of January 31, 1998.

      (2)   49,652 shares are held in trust for Mr. Christopher and
             7,056 shares are owned by	spouse.

      (3)   200 shares are held for Mrs. Gordon in "street name".

      (4)   971 shares are held for Mr. Johnston in "street name".


      (5)   2,000 shares are held for Mr. Shapiro in "street name".

      (6)   900 shares owned by Mr. Smith's minor children.

      (7)   7,067 shares are held for Mr. Venkataraman in "street name".

      (8)   1,466 shares are held in trust for Mr. Boyle, Executive
             Vice President and Chief	Financial Officer.

      (9)   4,520 shares are held in trust for Mr. Damron, Sr.
             Executive Vice President and Chief	Loan Officer.

     (10)   4,277 shares are held in trust for Mr. Kitchen,
             Executive Vice President and Senior Trust	Officer.

     (11)   5,663 shares are held in trust for Mr. Vaughn,
             Executive Vice President Operations and 		Data Processing of
             Wayne County National Bank and Secretary of the Corporation.

     (12)   Additional shares are held by Park National Bank and
             Trust (for the Wayne County 			National Bank Salaried Employees
             ESOP) which have not been allocated among the 		salaried
             officers and employees.

	* Denotes participation in the Wayne County National Bank
    Deferred Compensatio	 Plan as described herein.


        SECURITY OWNERSHIP OF COMMON STOCK IN EXCESS OF FIVE PERCENT
                         OF OUTSTANDING SHARES



	Listed in the following tables are the beneficial owners as of January 31, 1998 of more than five percent of the Corporation's outstanding common stock who are known to the Corporation.


             			Name & Address of		    Amount & Nature of	    Percent of Common
Title of Class		Beneficial Owner		    Beneficial Ownership          	Stock
                                                                   Ownership1

Common		        Raymond E. Dix			        205,409 (2,3)	               5.24%
             			P.O. Drawer D
             			Wooster, OH  44691



Common		        Wayco & Co. 		           585,797 (4)	                14.94%
             			P.O. Box 757
             			Wooster, OH  44691


       1 The calculation of percent of ownership is based on the
total outstanding shares at January	31, 1998 of 3,921,210 shares.

       2 Includes 133,023 shares held by the Dix Family Trust of
which Mr. Dix has sole voting		power.  Mr. Dix disclaims
beneficial ownership in 88,682 of these shares.

       3 Includes 72,386 shares held by the Raymond E. Dix Trust
which is for the sole benefit of 		Mr. Dix; and 7,173 shares
held by the spouse of Mr. Dix.

       4 Wayco & Co. is a partnership formed for the purpose of
holding legal title, as nominee, to securities designated by the
Wayne County National Bank with respect to the business of
its Trust Department.   It holds 46,436 shares (1.19 percent of
the total number of shares 	outstanding) as sole trustee and
303,950 shares (7.75 percent of the total number of shares outstanding) as trustee subject to revocable trusts.


THE BOARD OF DIRECTORS AND DIRECTORS COMPENSATION

     The membership of the Board of Directors of Wayne Bancorp, Inc. and Wayne County National Bank are identical.
The Board of Directors of Wayne
Bancorp, Inc. held 17 meetings in 1997 and the Board of Directors of Wayne County National Bank held 16 meetings in 1997. All Directors except Mr. Shapiro attended at least 75 percent of the meetings held by the Board of Directors of Wayne Bancorp, Inc.; the Board of Directors of Wayne County National Bank; and Wayne Bancorp, Inc. and Wayne County National Bank Board of Directors'

committees. All Directors are entitled to receive $900 per month as a fee for serving on the Board of Directors of both Wayne County National Bank and Wayne Bancorp, Inc., whether or not they attend the meeting of the Board of Directors for that particular month.

     Pursuant to the Wayne County National Bank Deferred Compensation Plan adopted July 1, 1993, the Directors are entitled to defer all or a portion of Director's fees earned by them in a calendar year. Such fees are converted into "units" at the then fair market value of a share of Wayne Bancorp, Inc. common stock. Such units are treated as "phantom" stock and entitle the holder to receive cash dividends on the units equivalent to that for shares of stock. Units are converted into cash and paid to a participant upon termination of the services of the Director to the entity.


BOARD OF DIRECTORS' COMMITTEES

     The membership on the Board of Directors' Committees for Wayne Bancorp, Inc. and Wayne County National Bank are identical.

Audit Committee: The Audit Committee was composed of Mrs. Gwenn
Bull,  and Messrs. Basford, Gordon, Smith, and  Taylor.
The Audit Committee met 10 times in 1997. The function of the Audit committee is to:

   1. Recommend the engagement of the independent auditors,
review the fee arrangement and 		the scope of the audit;

   2. Review reports by the internal auditor, the independent auditors, and the regulatory agencies;

   3. Take any action necessary to implement recommendations by
the internal auditor, the	independent auditor or the Comptroller
of the Currency;

   4. Conduct pre- and post-audit conferences with the
independent auditor, Crowe, Chizek &	Company; and

   5. Recommend any changes in audit procedures



Nominating Committee: Members of he Board of Directors who are not being considered for re-election serve as a committee to nominate stockholders to serve on the Board of Directors. This committee met once in 1997 to nominate shareholders to serve on the Board of Directors until the 2001 Annual Meeting. The committee will consider nominees recommended by stockholders. Any stockholder desiring to submit any such recommendation should send the name, age, biographical information, and additional information required pursuant to the Code of Regulations of Wayne Bancorp, Inc. (A copy of which may be obtained from the President) concerning a proposed nominee to the President of the Corporation at 112 West Liberty Street, P.O. Box 757, Wooster, Ohio 44691.


Compensation/Employee Benefit Committee:

The Compensation/Employee Benefit Committee was composed of Messrs. Donahue, Johnston, Shapiro, Smith, Taylor and Venkataraman. This committee met five times in 1997. The function of this committee is to review and recommend personnel policies, general wage policies and fringe benefits. Please see the portion of this Proxy Statement entitled "EXECUTIVE COMPENSATION AND OTHER INFORMATION" for a discussion of the Committee's report on compensation issues.

THE FOLLOWING PERSONS ARE THE EXECUTIVE OFFICERS OF THE
CORPORATION


Name                                        	            Age

David L. Christopher		                                   57
Chairman of the Board, President
and Chief Executive	Officer, Wayne
Bancorp, Inc. and Chairman of the Board,
President and Chief Executive Officer,
Wayne County	National Bank since 1990;
President, Wayne	National corporation since 1987.



David P. Boyle		                                         34
Executive Vice President and Chief Financial
Officer,	Wayne County National Bank since 1997,
Senior Vice	President and Chief Financial Officer,
Wayne	County 	National Bank since 1996; Vice
President and	Controller, Wayne County National
Bank 1991-1995;	Vice President and Treasurer,
Wayne National Corporation	since 1991.

F. Bill Damron		                                         59
Senior Executive Vice President and Chief
Loan Officer,		Wayne County National Bank since 1987.

Stephen E. Kitchen		                                     46
Executive Vice President and Senior
Trust Officer, Wayne	County National Bank since 1988.



Jimmy D. Vaughn		                                        56
Executive Vice President, Operations and
Data Processing,	Wayne	County National Bank
since 1987; Secretary and	Treasurer of  Wayne
Bancorp, Inc. since 1987.



EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary of Cash and Certain Other Compensation

     The following table provides certain summary information concerning compensation paid or accrued by the Corporation and its subsidiaries to or on behalf of the Corporation's Chief
Executive Officer and other Executive Officers whose compensation exceeded $100,000 in 1997, for the fiscal years ended December 31, 1995, 1996, and 1997:


                         			SUMMARY COMPENSATION TABLE

			                    Annual Compensation      	All Other Compensation

Name and						       	                                     Other Annual
Principal								                                           Compen-
Position             		 Year 	 Salary ($)   Bonus($)(1)   	 sation ($)2	 ($)3

David L. Christopher		 1997	  $190,215      $95,545   	     $3,150	    $18,974
Chairman of the Board,
President and Chief		  1996	   180,750       82,129          4,522      18,823
Executive Officer,
Wayne Bancorp, Inc.		  1995    166,185       56,858          3,608      18,752
and Wayne County
National Bank

David P. Boyle		       1997	  $80,667      	$43,841         $1,976	     11,389
Executive Vice President
and Chief Financial		  1996	   70,375	       34,429			                   9,026
Officer, Wayne County
National Bank, Vice		  1995    55,339	       19,990	               		    6,296
President and Treasurer
Wayne National Corporation

F. Bill Damron		       1997	  $104,663      $56,580           $335    $ 17,064
Vice President, Wayne
Bancorp, Inc., Senior	 1996	   100,475       49,058                     15,930
Executive Vice President
and Chief Loan         1995     95,866       34,590                     11,222
Officer, Wayne County
National Bank

Stephen E. Kitchen		   1997	  $81,110       $43,840	                   $13,332
Executive Vice
President and 	 	    	 1996	   78,000        38,038                     12,557
Senior Trust Officer,
Wayne County        		 1995    75,002        27,336                  	   9,022
National Bank

Jimmy D. Vaughn		      1997	  $81,000       $43,917    	 $ 3,313      	$13,724
Secretary and
Treasurer, Wayne		     1996    78,000        38,114        2,276        12,986
Bancorp, Inc.,
Executive Vice		       1995    75,175        27,382        1,904         9,278
President, Operations
Data Processing,
Wayne County National Bank



       1 Profit Sharing bonus paid in cash and incentive compensation as explained herein.

       2 Comprised of reimbursement of 20 percent of the cost to
purchase up to 500 shares of	Wayne Bancorp, Inc. stock and incentive
under the trust referral program.

     3 Represents equal annual contributions to Profit Sharing and ESOP
Plans of the Wayne	County National Bank.

Report of the Compensation Committee


     Under rules established by the Securities and Exchange Commission (the "SEC"), the
Corporation is required to provide certain data and information in regard to the compensation and benefits provided to the Corporation's Chairman and Chief Executive Officer and, if applicable, the four other most highly compensated executive officers, whose aggregate compensation exceeded $100,000 during the Corporation's fiscal year. The disclosure requirements, as applied to the Corporation, included the Corporation's President and Chief Executive Officer (the "CEO"), the Executive Vice
President and Chief Financial Officer, the Sr. Executive Vice President and Chief Loan Officer, Executive Vice President and Senior Trust Officer, and Executive Vice President and
Operations Data Processing and include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting these individuals. The Corporation is a holding company and owns one significant operating subsidiary, Wayne County National Bank.
The Corporation has no direct employees. All disclosures contained in this Proxy Statement regarding executive compensation relate to the compensation paid by Wayne County National Bank. The Compensation Committee of the Corporation and Wayne County National Bank (which are identical) (the "Committee") has the responsibility of determining the compensation policy and practices and making recommendations to the full Board with respect to specific compensation of the CEO and other executive officers. At the direction of the Board of Directors, the Committee has prepared this report for inclusion in this Proxy Statement.



Compensation Philosophy



     This report reflects the Corporation's compensation philosophy as endorsed by the Board of Directors and the Committee and resulting actions taken by the Corporation for the reporting periods shown in the various compensation tables supporting this report. The Committee approves and recommends to the Board of Directors payment amounts and awards levels for executive officers of the Corporation and its subsidiaries.

     Essentially, the executive compensation program of the Corporation has been designed to:

      * Support a pay-for-performance policy that awards
executive officers for corporate	performance;

      * Motivate key senior officers to achieve strategic business initiatives and reward them for their achievement; and

      * Provide compensation opportunities which are comparable to those offered by other financial institutions, thus allowing the Corporation to compete for and retain talented executives who are critical to the Corporation's long-term success.

     At present, the executive compensation program is comprised of base salary and annual cash and stock incentive opportunities.

  Other than the base salary and participation in the Senior Officer Incentive Compensation Plan for Messrs. Christopher, Boyle, Damron, Kitchen, and Vaughn discussed below, the additional benefits to which Messrs. Christopher, Boyle, Damron, Kitchen, and Vaughn have been entitled are equivalent to that for all other employees and are determined in the discretion of the Board of Directors.

Base Salaries

     On January 18, 1997 the Committee met to review and approve amendments to the compensation for all management.
David L. Christopher, President and Chief Executive Officer of the Corporation was present at the meeting to present his views in regard to management and other salaried and hourly employees, but was not present at the point-in-time that his compensation was discussed by the Committee. Compensation decisions are made after review of performance of executive officers in relation to the goals of the Company. At the meeting on January 18, 1997, the Committee proposed a base salary commencing February 1, 1997 for Mr. Christopher of $180,180, for Mr. Boyle of $81,500, for Mr. Damron of $104,750, for Mr.
Kitchen of $81,120, and for Mr. Vaughn of $81,100 which were approved by the Board of Directors. The salaries were a result of a review of the four specific surveys regarding peers of the Corporation and Wayne County National Bank including the following:



	1. Ohio Bankers Association survey reviewing all Ohio banks between $200 and $500 million in assets;

	2. Bank Administration Institute survey regarding all Ohio banks in Region 5 (the region of Wayne County National Bank);

	3. Bank Administration Institution survey regarding all Ohio banks; and

	4. A study prepared by Crowe, Chizek & Company (the
Corporation's external auditors)reviewing all banks between $200 and $500 million in asset size.

     The Committee reviewed all four of these studies and blended the results to determine average compensation for various positions including that of President and Chief Executive Officer, Chief Financial Officer, Chief Loan Officer, Senior Trust Officer, and Head of Operations. The Committee then set a range of between 75 percent and 125 percent of the average in order to determine the salary for Mr. Christopher, Mr. Boyle, Mr. Damron, Mr. Kitchen, and Mr. Vaughn. The base salaries determined for Mr. Christopher, Mr. Boyle, Mr. Damron, Mr. Kitchen, and Mr. Vaughn represented 113, 99, 117, 105 and 96 percent respectively of the average of the above-referenced surveys. The Compensation Committee believes such salaries are justified based upon the performance of the Company and the Bank relative to its peers.



     The survey results mentioned above are also utilized to set salaries for the other management,salaried and hourly employees of Wayne County National Bank.

     In addition to the base salaries described above, the executive officers of the Company participate in the Profit
Sharing and ESOP Plans with all other salaried employees. The five named executive officers and three additional senior management persons of the Company and the Bank participate in the "Senior Officer Incentive Compensation Plan." Under this plan, which was adopted in 1994, payments are made to such officers only if the net operating profit of the Bank exceeds 14% of total operating income. In determining the bonus to be paid, a sliding scale is used to determine the total bonus pool available and individual bonuses are calculated based upon the person's salary relative to the total of those participating in the plan. The aggregate amount paid under the plan in 1997 was approximately $293,000. The amounts received under the plan by the listed executive officers are included in the compensation table set forth above.

Submitted by the Compensation Committee

		Dennis B. Donahue	John C. Johnston, III	Stephen L. Shapiro
		Jeffrey E. Smith	David E. Taylor 	Bala Venkataraman

     The following represents a comparison of return on an investment in the Corporation, Standard and Poors 500 and a peer group composed of major regional banks and bank holding companies.


COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* AMONG WAYNE
BANCORP, INC., S&P 500 INDEX AND S&P MAJOR REGIONAL BANK INDEX
FOR FISCAL YEAR ENDING DECEMBER 31



              			      1992      1993     1994      1995     1996       1997

Wayne Bancorp, Inc.   $100.00   $150.90  $170.72   $208.89  $303.71    $491.51

S&P 500 Index	        $100.00   $110.08  $111.53   $153.45  $188.68    $251.63

S&P Major Regional
  Bank Index		        $100.00   $106.02  $100.35   $157.99  $215.89    $324.62


Assumes $100 invested on January 1, 1993 in Wayne Bancorp, Inc.
Common Stock, S&P 500 Index and S&P Major Regional Bank Index.

*Total Return Assumes Reinvestment of Dividends.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and
Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Corporation with copies of all
Section 16(a) forms they file.

     Based solely on a review of the copies of forms 3, 4 and 5, and amendments thereto furnished to the Corporation, or representations that no Form 5's were required, the Corporation believes that during 1997 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following affiliations exist between the Corporation and nominees or Directors;

David L. Christopher is one of several partners in Wayco and
Co., a partnership formed 		for the purpose of holding legal
title, as a nominee, to securities designated by the Wayne
County National Bank with respect to the business of its Trust
Department.

Mr. Christopher is President and Mr. Boyle is Vice President
and Treasurer of Wayne 	National Corporation.  Wayne National
Corporation is a wholly owned subsidiary of the
Wayne County National Bank.  Wayne National Corporation is a 20
percent general	partner in NB5 Financial Services.  NB5 Financial
Services is engaged in leveraged lease financing, direct leasing, and other financial products. NB5 is no longer active.

Mr. John C. Johnston III is a partner with, the law firm of
Critchfield, Critchfield and 		Johnston. The firm was paid
$15,077 by Wayne County National Bank in 1997 for legal
services.  The Corporation believes the terms of all such
transactions were as favorable as 	could have been obtained from
unaffiliated parties.

Some of the Directors, Officers, and greater than 5% stockholders of Wayne Bancorp, Inc., their immediate families and companies with which they are associated were customers of, and had banking transactions with, the Wayne County National Bank in the ordinary course of the
Bank's business from the beginning of fiscal year 1997 to present. All loans and commitments to loans included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of the management of the Bank do not involve more than a normal risk of collectibility or present other unfavorable features.


OTHER BUSINESS



     If any other business is brought before the meeting, your vote will be made by your Proxy or may be revoked by you prior to its exercise. Management at present knows of no other business to be presented.

PROPOSALS FOR 1998 MEETING

    A stockholder who desires to have a proposal printed in the 1998 Proxy Statement must submit that proposal no later than October 29, 1998. The proposal should be mailed to the Chairman of Wayne Bancorp, Inc., P.O. Box 757, Wooster, Ohio 44691.



								By Order of the Board of Directors



Dated: February 26, 1998					Jimmy D. Vaughn, Secretary